KEYCORP REPORTS THIRD QUARTER 2018 NET INCOME OF $468 MILLION,
OR $.45 PER COMMON SHARE
Cash efficiency ratio of 58.7%
Return on average tangible common equity of 16.8%

CLEVELAND, October 18, 2018 - KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $468 million, or $.45 per common share, compared to $464 million, or $.44 per common share, for the second quarter of 2018 and $349 million, or $.32 per common share, for the third quarter of 2017.

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Income (loss) from continuing operations attributable to Key common shareholders	$468	$464	$349.9%		34.1%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.45	.44	.32	2.3	40.6
Return on average tangible common equity from continuing operations (a)	16.81%	16.73%	12.21%	N/A	N/A
Return on average total assets from continuing operations	1.40	1.41	1.07	N/A	N/A
Common Equity Tier 1 ratio (b)	9.93	10.13	10.26	N/A	N/A
Book value at period end	$13.33	$13.29	$13.18	.3%	1.1%
Net interest margin (TE) from continuing operations	3.18%	3.19%	3.15%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	9/30/2018 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Net interest income (TE)	$993	$987	$962.6%		3.2%
Noninterest income	609	660	592	(7.7)	2.9
Total revenue	$1,602	$1,647	$1,554	(2.7)%	3.1%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $993 million for the third quarter of 2018, and the net interest margin was 3.18%, compared to taxable-equivalent net interest income of $962 million and a net interest margin of 3.15% for the third quarter of 2017, reflecting the benefit from higher interest rates and higher earning asset balances. Third quarter 2018 net interest income included $26 million of purchase accounting accretion, a decline of $22 million from the third quarter of 2017.

Compared to the second quarter of 2018, taxable-equivalent net interest income increased by $6 million, and the net interest margin declined by one basis point. Both net interest income and the net interest margin benefited from higher interest rates. One additional day in the third quarter further benefited net interest income. These benefits were offset by lower loan fees, an expected decline in purchase accounting accretion, and an elevated level of liquidity, reflecting higher short-term and seasonal deposits, as well as commercial loan paydowns.

Noninterest Income

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Trust and investment services income	$117	$128	$135	(8.6)%	(13.3)%
Investment banking and debt placement fees	166	155	141	7.1	17.7
Service charges on deposit accounts	85	91	91	(6.6)	(6.6)
Operating lease income and other leasing gains	35	(6)	16	N/M	118.8
Corporate services income	52	61	54	(14.8)	(3.7)
Cards and payments income	69	71	75	(2.8)	(8.0)
Corporate-owned life insurance income	34	32	31	6.3	9.7
Consumer mortgage income	9	7	7	28.6	28.6
Mortgage servicing fees	19	22	21	(13.6)	(9.5)
Other income	23	99	21	(76.8)	9.5
Total noninterest income	$609	$660	$592	(7.7)%	2.9%

N/M = Not meaningful

Key’s noninterest income was $609 million for the third quarter of 2018, compared to $592 million for the year-ago quarter. Growth was primarily driven by a $25 million increase in investment banking and debt placement fees, related to strength in advisory fees, including benefit from the acquisition of Cain Brothers, as well as organic growth. Operating lease and other leasing gains increased $19 million related to higher volume and lease residual losses in the year-ago period. A decline in trust and investment services income, impacted by the sale of Key Insurance and Benefits Services in the second quarter of 2018, partially offset the increases. Cards and payments income and service charges on deposit accounts both declined $6 million, driven by the 2018 adoption of the revenue recognition accounting standard.

Compared to the second quarter of 2018, noninterest income decreased by $51 million. The decline was primarily related to a $78 million gain from the sale of Key Insurance and Benefits Services in the prior quarter, reported in other income. Trust and investment services income declined $11 million, primarily impacted by the sale of Key Insurance and Benefits Services, and corporate services income declined $9 million from lower derivative income. Partially offsetting these items was a $41 million increase in operating lease income and other leasing gains, related to a lease residual loss in the prior quarter. Additionally,

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

investment banking and debt placement fees continue to show momentum, as fees increased $11 million, largely related to strength in advisory and loan syndication fees.

Noninterest Expense

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Personnel expense	$553	$586	$559	(5.6)%	(1.1)%
Nonpersonnel expense	411	407	433	1.0	(5.1)
Total noninterest expense	$964	$993	$992	(2.9)%	(2.8)%

Key’s noninterest expense was $964 million for the third quarter of 2018, compared to $992 million in the year-ago quarter. The third quarter of 2017 included $36 million of merger-related charges. Excluding these charges, the increase in expenses from the year-ago period was largely related to growth from the Cain Brothers acquisition and other investments throughout the year. This growth offset the realization of cost savings efforts across the franchise.

Key’s noninterest expense was $964 million for the third quarter of 2018, compared to $993 million in the prior quarter. The decrease was largely driven by a $33 million decline in personnel expense, including lower severance and incentive compensation expense. Additionally, business services and professional fees declined by $8 million, partially offset by an increase in other expense.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Commercial and industrial (a)	$44,749	$45,030	$41,416	(.6)%	8.0%
Other commercial loans	20,471	20,394	21,598.4		(5.2)
Home equity loans	11,415	11,601	12,314	(1.6)	(7.3)
Other consumer loans	11,832	11,619	11,486	1.8	3.0
Total loans	$88,467	$88,644	$86,814	(.2)%	1.9%

(a)
Commercial and industrial average loan balances include $128 million, $126 million, and $117 million of assets from commercial credit cards at September 30, 2018, June 30, 2018, and September 30, 2017, respectively.

Average loans were $88.5 billion for the third quarter of 2018, an increase of $1.7 billion compared to the third quarter of 2017, reflecting broad-based growth in commercial and industrial loans, partially offset by higher paydowns in commercial real estate balances and home equity lines of credit.

Compared to the second quarter of 2018, average loans decreased by $177 million, driven by continued levels of lower utilization and elevated paydowns. Period-end loan balances grew $1.0 billion compared to the prior quarter, reflecting increased momentum, as growth in commercial and industrial loans and commercial real estate balances increased near the end of the third quarter.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Average Deposits

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Non-time deposits	$92,414	$91,538	$92,039	1.0%	.4%
Certificates of deposit ($100,000 or more)	8,186	7,516	6,402	8.9	27.9
Other time deposits	5,026	4,949	4,664	1.6	7.8
Total deposits	$105,626	$104,003	$103,105	1.6%	2.4%

Cost of total deposits	.53%	.43%	.28%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $105.6 billion for the third quarter of 2018, an increase of $2.5 billion compared to the year-ago quarter, reflecting growth in higher-yielding deposit products, as well as strength in Key’s retail banking franchise and growth from commercial relationships.

Compared to the second quarter of 2018, average deposits increased by $1.6 billion, reflecting growth from retail and commercial relationships, as well as short-term and seasonal deposit inflows.

ASSET QUALITY

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Net loan charge-offs	$60	$60	$32	—	87.5%
Net loan charge-offs to average total loans	.27%	.27%	.15%	N/A	N/A
Nonperforming loans at period end (a)	$645	$545	$517	18.3%	24.8
Nonperforming assets at period end (a)	674	571	556	18.0	21.2
Allowance for loan and lease losses	887	887	880	—	.8
Allowance for loan and lease losses to nonperforming loans (a)	137.5%	162.8%	170.2%	N/A	N/A
Provision for credit losses	$62	$64	$51	(3.1)%	21.6%

(a)	Nonperforming loan balances exclude $606 million, $629 million, and $783 million of purchased credit impaired loans at September 30, 2018, June 30, 2018, and September 30, 2017, respectively.
N/A = Not Applicable

Key’s provision for credit losses was $62 million for the third quarter of 2018, compared to $51 million for the third quarter of 2017 and $64 million for the second quarter of 2018. Key’s allowance for loan and lease losses was $887 million, or .99% of total period-end loans at September 30, 2018, compared to 1.02% at September 30, 2017, and 1.01% at June 30, 2018.

Net loan charge-offs for the third quarter of 2018 totaled $60 million, or .27% of average total loans. These results compare to $32 million, or .15%, for the third quarter of 2017, and $60 million, or .27%, for the second quarter of 2018.

At September 30, 2018, Key’s nonperforming loans totaled $645 million, which represented .72% of period-end portfolio loans. These results compare to .60% at September 30, 2017, and .62% at June 30, 2018. Nonperforming assets at September 30, 2018, totaled $674 million, and represented .75% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .64% at September 30, 2017, and .65% at June 30, 2018.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2018.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Capital Ratios

	9/30/2018	6/30/2018	9/30/2017
Common Equity Tier 1 (a)	9.93%	10.13%	10.26%
Tier 1 risk-based capital (a)	11.09	10.95	11.11
Total risk based capital (a)	12.97	12.83	13.09
Tangible common equity to tangible assets (b)	8.05	8.32	8.49
Leverage (a)	10.05	9.87	9.83

(a)	9/30/2018 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the third quarter. As shown in the preceding table, at September 30, 2018, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.93% and 11.09%, respectively. Key's tangible common equity ratio was 8.05% at September 30, 2018.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.85% at September 30, 2018. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Shares outstanding at beginning of period	1,058,944	1,064,939	1,092,739	(.6)%	(3.1)%
Open market repurchases and return of shares under employee compensation plans	(25,418)	(6,259)	(15,298)	306.1	66.2
Shares issued under employee compensation plans (net of cancellations)	761	264	1,598	188.3	(52.4)
Shares outstanding at end of period	1,034,287	1,058,944	1,079,039	(2.3)%	(4.1)%

N/M = Not Meaningful

Consistent with Key's 2018 Capital Plan, during the third quarter of 2018, Key declared a dividend of $.17 per common share, reflecting a 42% increase from the prior quarter. Key also completed $542 million of common share repurchases during the quarter.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Major Business Segments

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Revenue from continuing operations (TE)
Key Community Bank	$994	$997	$945	(.3)%	5.2%
Key Corporate Bank	574	542	561	5.9	2.3
Other Segments	24	37	42	(35.1)	(42.9)
Total segments	1,592	1,576	1,548	1.0	2.8
Reconciling Items (a)	10	71	6	(85.9)	66.7
Total	$1,602	$1,647	$1,554	(2.7)%	3.1%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$241	$243	$163	(.8)%	47.9%
Key Corporate Bank	199	167	190	19.2	4.7
Other Segments	22	25	21	(12.0)	4.8
Total segments	462	435	374	6.2	23.5
Reconciling Items (b)	20	44	(11)	(54.5)	N/M
Total	$482	$479	$363.6%		32.8%

(a)	Reconciling items consists primarily of the gain on the sale of Key Insurance and Benefits Services for the second quarter of 2018.

(b)
Reconciling items consists primarily of the gain on the sale of Key Insurance and Benefits Services for the second quarter of 2018, the unallocated portion of merger-related charges for the third quarter of 2017, and items not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Summary of operations
Net interest income (TE)	$726	$715	$673	1.5%	7.9%
Noninterest income	268	282	272	(5.0)	(1.5)
Total revenue (TE)	994	997	945	(.3)	5.2
Provision for credit losses	43	38	59	13.2	(27.1)
Noninterest expense	635	640	626	(.8)	1.4
Income (loss) before income taxes (TE)	316	319	260	(.9)	21.5
Allocated income taxes (benefit) and TE adjustments	75	76	97	(1.3)	(22.7)
Net income (loss) attributable to Key	$241	$243	$163	(.8)%	47.9%

Average balances
Loans and leases	$47,862	$47,985	$47,614	(.3)%	.5%
Total assets	51,740	51,867	51,642	(.2)	.2
Deposits	82,259	80,930	79,563	1.6	3.4

Assets under management at period end	$40,575	$39,663	$38,660	2.3%	5.0%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Additional Key Community Bank Data

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Noninterest income
Trust and investment services income	$90	$92	$85	(2.2)%	5.9%
Service charges on deposit accounts	72	77	78	(6.5)	(7.7)
Cards and payments income	59	59	65	—	(9.2)
Other noninterest income	47	54	44	(13.0)	6.8
Total noninterest income	$268	$282	$272	(5.0)%	(1.5)%

Average deposit balances
NOW and money market deposit accounts	$45,967	$45,112	$44,481	1.9%	3.3%
Savings deposits	4,923	5,078	5,165	(3.1)	(4.7)
Certificates of deposit ($100,000 or more)	5,608	5,232	4,195	7.2	33.7
Other time deposits	5,019	4,934	4,657	1.7	7.8
Noninterest-bearing deposits	20,742	20,574	21,065.8		(1.5)
Total deposits	$82,259	$80,930	$79,563	1.6%	3.4%

Home equity loans
Average balance	$11,317	$11,496	$12,182
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	69%
Percent first lien positions	60	60	60

Other data
Branches	1,166	1,177	1,208
Automated teller machines	1,518	1,537	1,588

Key Community Bank Summary of Operations (3Q18 vs. 3Q17)

•	Positive operating leverage compared to the prior year

•	Net income increased $78 million, or 47.9%, from the prior year

•	Average commercial and industrial loans increased $831 million, or 4.4%, from the prior year

Key Community Bank recorded net income attributable to Key of $241 million for the third quarter of 2018, compared to $163 million for the year-ago quarter, benefiting from momentum in Key's core businesses and a lower tax rate as a result of tax reform.

Taxable-equivalent net interest income increased by $53 million, or 7.9%, from the third quarter of 2017. The increase in net interest income was primarily attributable to the benefit from higher interest rates and balance sheet growth, partially offset by lower purchase accounting accretion. Average loans and leases increased $248 million, or .5%, largely driven by a $831 million, or 4.4%, increase in commercial and industrial loans, partially offset by a continued decline in home equity, in line with industry trends. Additionally, average deposits increased $2.7 billion, or 3.4%, driven by growth across multiple businesses, from the third quarter of 2017.

Noninterest income decreased $4 million, or 1.5%, from the year-ago quarter driven by lower service charges on deposit accounts and cards and payments income, which were impacted by revenue recognition changes. This was partially offset by higher trust and investment services income, which increased primarily due to higher assets under management from market growth.

The provision for credit losses decreased by $16 million, or 27.1%, from the third quarter of 2017. Net loan charge-offs increased $2 million, or 4.9%, from the third quarter of 2017, as overall credit quality remained stable.

Noninterest expense increased $9 million, or 1.4%, from the year-ago quarter. Personnel expense increased, primarily driven by higher production related incentive compensation and ongoing investments, including residential mortgage.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Key Corporate Bank

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Summary of operations
Net interest income (TE)	$273	$277	$292	(1.4)%	(6.5)%
Noninterest income	301	265	269	13.6	11.9
Total revenue (TE)	574	542	561	5.9	2.3
Provision for credit losses	20	28	(11)	(28.6)	N/M
Noninterest expense	316	325	303	(2.8)	4.3
Income (loss) before income taxes (TE)	238	189	269	25.9	(11.5)
Allocated income taxes and TE adjustments	39	22	79	77.3	(50.6)
Net income (loss) attributable to Key	$199	$167	$190	19.2%	4.7%

Average balances
Loans and leases	$39,714	$39,709	$38,021	—	4.5%
Loans held for sale	1,042	1,299	1,521	(19.8)%	(31.5)
Total assets	46,860	47,212	45,257	(.7)	3.5
Deposits	21,056	21,057	21,559	—	(2.3)

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Noninterest income
Trust and investment services income	$27	$29	$34	(6.9)%	(20.6)%
Investment banking and debt placement fees	162	153	137	5.9	18.2
Operating lease income and other leasing gains	34	(10)	13	N/M	161.5

Corporate services income	37	44	40	(15.9)	(7.5)
Service charges on deposit accounts	13	13	13	—	—
Cards and payments income	10	12	10	(16.7)	—
Payments and services income	60	69	63	(13.0)	(4.8)

Mortgage servicing fees	15	19	18	(21.1)	(16.7)
Other noninterest income	3	5	4	(40.0)	(25.0)
Total noninterest income	$301	$265	$269	13.6%	11.9%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations (3Q18 vs. 3Q17)

•	Commercial and industrial loans up $2.6 billion, or 11.4%, from prior year

•	Investment banking and debt placement fees up $25 million, or 18.2%, from prior year

            Key Corporate Bank recorded net income attributable to Key of $199 million for the third quarter of 2018, compared to $190 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $19 million, or 6.5%, compared to the third quarter of 2017.  This decline is primarily related to $7 million of lower purchase accounting accretion, as well as loan spread compression. Average loan and lease balances increased $1.7 billion, or 4.5%, from the year-ago quarter, driven by broad-based growth in commercial and industrial loans, partially offset by a continued decline in home equity. Average deposit balances decreased $503 million, or 2.3%, from the year-ago quarter, driven by the managed exit of higher cost corporate and public sector deposits offsetting growth in core deposits.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

            Noninterest income was up $32 million, or 11.9%, from the prior year. Investment banking and debt placement fees increased $25 million related to the acquisition of Cain Brothers and organic growth. Operating lease income and other leasing gains increased $21 million due to higher volumes, as well as lease residual losses in the year-ago period. These increases were slightly offset by lower trust and investment services income of $7 million, as well as $3 million declines in both mortgage fees due to lower transactional fees and corporate services income due to lower derivatives income.

            During the third quarter of 2018, the provision for credit losses increased $31 million, compared to the third quarter of 2017, mostly due to higher net loan charge-offs.

            Noninterest expense increased by $13 million, or 4.3%, from the third quarter of 2017. The increase from the prior year was largely related to acquisitions and investments made throughout the year driving increases in personnel expense and intangible amortization, as well as higher operating lease expense, driven by increased volume.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $22 million for the third quarter of 2018, compared to $21 million for the same period last year.

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $138.8 billion at September 30, 2018.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of over 1,100 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Kaiser
216.689.4545
Melanie_S_Kaiser@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2017, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, October 18, 2018. An audio replay of the call will be available through October 28, 2018.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

KeyCorp
Third Quarter 2018
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	9/30/2018	6/30/2018	9/30/2017
Summary of operations
Net interest income (TE)	$993	$987	$962
Noninterest income	609	660	592
Total revenue (TE)	1,602	1,647	1,554
Provision for credit losses	62	64	51
Noninterest expense	964	993	992
Income (loss) from continuing operations attributable to Key	482	479	363
Income (loss) from discontinued operations, net of taxes (a)	—	3	1
Net income (loss) attributable to Key	482	482	364

Income (loss) from continuing operations attributable to Key common shareholders	468	464	349
Income (loss) from discontinued operations, net of taxes (a)	—	3	1
Net income (loss) attributable to Key common shareholders	468	467	350

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.44	$.32
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.45	.44	.32

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.45	.44	.32
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.45	.44	.32

Cash dividends declared	.17	.12	.095
Book value at period end	13.33	13.29	13.18
Tangible book value at period end	10.59	10.59	10.52
Market price at period end	19.89	19.54	18.82

Performance ratios
From continuing operations:
Return on average total assets	1.40%	1.41%	1.07%
Return on average common equity	13.36	13.29	9.74
Return on average tangible common equity (c)	16.81	16.73	12.21
Net interest margin (TE)	3.18	3.19	3.15
Cash efficiency ratio (c)	58.7	58.8	62.2

From consolidated operations:
Return on average total assets	1.39%	1.40%	1.06%
Return on average common equity	13.36	13.37	9.77
Return on average tangible common equity (c)	16.81	16.84	12.25
Net interest margin (TE)	3.16	3.17	3.13
Loan to deposit (d)	87.0	86.9	86.2

Capital ratios at period end
Key shareholders’ equity to assets	10.96%	10.96%	11.15%
Key common shareholders’ equity to assets	9.93	10.21	10.40
Tangible common equity to tangible assets (c)	8.05	8.32	8.49
Common Equity Tier 1 (e)	9.93	10.13	10.26
Tier 1 risk-based capital (e)	11.09	10.95	11.11
Total risk-based capital (e)	12.97	12.83	13.09
Leverage (e)	10.05	9.87	9.83

Asset quality — from continuing operations
Net loan charge-offs	$60	$60	$32
Net loan charge-offs to average loans	.27%	.27%	.15%
Allowance for loan and lease losses	$887	$887	$880
Allowance for credit losses	947	945	937
Allowance for loan and lease losses to period-end loans	.99%	1.01%	1.02%
Allowance for credit losses to period-end loans	1.06	1.07	1.08
Allowance for loan and lease losses to nonperforming loans (f)	137.5	162.8	170.2
Allowance for credit losses to nonperforming loans (f)	146.8	173.4	181.2
Nonperforming loans at period-end (f)	$645	$545	$517
Nonperforming assets at period-end (f)	674	571	556
Nonperforming loans to period-end portfolio loans (f)	.72%	.62%	.60%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.75	.65	.64

Trust assets
Assets under management	$40,575	$39,663	$38,660

Other data
Average full-time equivalent employees	18,150	18,376	18,548
Branches	1,166	1,177	1,208

Taxable-equivalent adjustment	$7	$8	$14

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Nine months ended
	9/30/2018	9/30/2017
Summary of operations
Net interest income (TE)	$2,932	$2,878
Noninterest income	1,870	1,822
Total revenue (TE)	4,802	4,700
Provision for credit losses	187	180
Noninterest expense	2,963	3,000
Income (loss) from continuing operations attributable to Key	1,377	1,094
Income (loss) from discontinued operations, net of taxes (a)	5	6
Net income (loss) attributable to Key	1,382	1,100

Income (loss) from continuing operations attributable to Key common shareholders	$1,334	$1,038
Income (loss) from discontinued operations, net of taxes (a)	5	6
Net income (loss) attributable to Key common shareholders	1,339	1,044

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.28	$.96
Income (loss) from discontinued operations, net of taxes (a)	.01	.01
Net income (loss) attributable to Key common shareholders (b)	1.27	.97

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.26	.95
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	1.26	.96

Cash dividends paid	.395	.275

Performance ratios
From continuing operations:
Return on average total assets	1.35%	1.10%
Return on average common equity	12.81	9.89
Return on average tangible common equity (c)	16.16	12.36
Net interest margin (TE)	3.17	3.19
Cash efficiency ratio (c)	60.1	62.4

From consolidated operations:
Return on average total assets	1.35%	1.09%
Return on average common equity	12.86	9.95
Return on average tangible common equity (c)	16.22	12.43
Net interest margin (TE)	3.15	3.17

Asset quality — from continuing operations
Net loan charge-offs	$174	$156
Net loan charge-offs to average total loans	.26%	.24%

Other data
Average full-time equivalent employees	18,354	18,427

Taxable-equivalent adjustment	23	39

(a)	In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(e)	September 30, 2018, ratio is estimated.

(f)	Nonperforming loan balances exclude $606 million, $629 million, and $783 million of purchased credit impaired loans at September 30, 2018, June 30, 2018, and September 30, 2017, respectively.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$15,208	$15,100	$15,249
Less: Intangible assets (a)	2,838	2,858	2,870
Preferred Stock (b)	1,421	1,009	1,009
Tangible common equity (non-GAAP)	$10,949	$11,233	$11,370
Total assets (GAAP)	$138,805	$137,792	$136,733
Less: Intangible assets (a)	2,838	2,858	2,870
Tangible assets (non-GAAP)	$135,967	$134,934	$133,863
Tangible common equity to tangible assets ratio (non-GAAP)	8.05%	8.32%	8.49%
Pre-provision net revenue
Net interest income (GAAP)	$986	$979	$948	$2,909	$2,839
Plus: Taxable-equivalent adjustment	7	8	14	23	39
Noninterest income	609	660	592	1,870	1,822
Less: Noninterest expense	964	993	992	2,963	3,000
Pre-provision new revenue from continuing operations (non-GAAP)	$638	$654	$562	$1,839	$1,700
Average tangible common equity
Average Key shareholders' equity (GAAP)	$15,210	$15,032	$15,241	$15,045	$15,208
Less: Intangible assets (average) (c)	2,848	2,883	2,878	2,882	2,802
Preferred stock (average)	1,316	1,025	1,025	1,123	1,175
Average tangible common equity (non-GAAP)	$11,046	$11,124	$11,338	$11,040	$11,231
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$468	$464	$349	$1,334	$1,038
Average tangible common equity (non-GAAP)	11,046	11,124	11,338	11,040	11,231

Return on average tangible common equity from continuing operations (non-GAAP)	16.81%	16.73%	12.21%	16.16%	12.36%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$468	$467	$350	$1,339	$1,044
Average tangible common equity (non-GAAP)	11,046	11,124	11,338	11,040	11,231

Return on average tangible common equity consolidated (non-GAAP)	16.81%	16.84%	12.25%	16.22%	12.43%
Cash efficiency ratio
Noninterest expense (GAAP)	$964	$993	$992	$2,963	$3,000
Less: Intangible asset amortization	23	25	25	77	69
Adjusted noninterest expense (non-GAAP)	$941	$968	$967	$2,886	$2,931

Net interest income (GAAP)	$986	$979	$948	$2,909	$2,839
Plus: Taxable-equivalent adjustment	7	8	14	23	39
Noninterest income	609	660	592	1,870	1,822
Total taxable-equivalent revenue (non-GAAP)	$1,602	$1,647	$1,554	$4,802	$4,700

Cash efficiency ratio (non-GAAP)	58.7%	58.8%	62.2%	60.1%	62.4%

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
9/30/2018
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,197
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (d)	—
Common Equity Tier 1 anticipated under the fully phased-in RCR (e)	$12,197

Net risk-weighted assets under current RCR	$122,781
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (f)	755
Deferred tax assets	345
All other assets	—
Total risk-weighted assets anticipated under the fully phased-in RCR (e)	$123,881

Common Equity Tier 1 ratio under the fully phased-in RCR (e)	9.85%

(a)
For the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, intangible assets exclude $17 million, $20 million, and $30 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, average intangible assets exclude $18 million, $21 million, and $32 million, respectively, of average purchased credit card receivables. For the nine months ended September 30, 2018, and September 30, 2017, average intangible assets exclude $21 million and $36 million, respectively, of average purchased credit card receivables.

(d)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(e)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(f)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Consolidated Balance Sheets
(dollars in millions)

	9/30/2018	6/30/2018	9/30/2017
Assets
Loans	$89,268	$88,222	$86,492
Loans held for sale	1,618	1,418	1,341
Securities available for sale	18,341	17,367	19,012
Held-to-maturity securities	11,869	12,277	10,276
Trading account assets	958	833	783
Short-term investments	2,272	2,646	3,993
Other investments	681	709	728
Total earning assets	125,007	123,472	122,625
Allowance for loan and lease losses	(887)	(887)	(880)
Cash and due from banks	319	784	562
Premises and equipment	891	892	916
Operating lease assets	930	903	736
Goodwill	2,516	2,516	2,487
Other intangible assets	338	361	412
Corporate-owned life insurance	4,156	4,147	4,113
Accrued income and other assets	4,378	4,382	4,366
Discontinued assets	1,157	1,222	1,396
Total assets	$138,805	$137,792	$136,733

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$57,219	$55,059	$53,734
Savings deposits	4,948	6,199	6,366
Certificates of deposit ($100,000 or more)	8,453	7,547	6,519
Other time deposits	5,130	4,943	4,720
Total interest-bearing deposits	75,750	73,748	71,339
Noninterest-bearing deposits	30,030	30,800	32,107
Total deposits	105,780	104,548	103,446
Federal funds purchased and securities sold under repurchase agreements	1,285	1,667	372
Bank notes and other short-term borrowings	637	639	616
Accrued expense and other liabilities	2,044	1,983	1,949
Long-term debt	13,849	13,853	15,100
Total liabilities	123,595	122,690	121,483

Equity
Preferred stock	1,450	1,025	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,315	6,315	6,310
Retained earnings	11,262	10,970	10,125
Treasury stock, at cost	(3,910)	(3,382)	(2,962)
Accumulated other comprehensive income (loss)	(1,166)	(1,085)	(506)
Key shareholders’ equity	15,208	15,100	15,249
Noncontrolling interests	2	2	1
Total equity	15,210	15,102	15,250
Total liabilities and equity	$138,805	$137,792	$136,733

Common shares outstanding (000)	1,034,287	1,058,944	1,079,039

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
Interest income
Loans	$1,025	$1,000	$928	$2,965	$2,753
Loans held for sale	12	16	17	40	39
Securities available for sale	102	97	91	294	276
Held-to-maturity securities	72	72	55	213	161
Trading account assets	7	7	7	21	21
Short-term investments	15	8	6	31	14
Other investments	6	5	5	17	12
Total interest income	1,239	1,205	1,109	3,581	3,276
Interest expense
Deposits	140	112	72	343	196
Federal funds purchased and securities sold under repurchase agreements	1	5	—	10	1
Bank notes and other short-term borrowings	4	7	3	17	12
Long-term debt	108	102	86	302	228
Total interest expense	253	226	161	672	437
Net interest income	986	979	948	2,909	2,839
Provision for credit losses	62	64	51	187	180
Net interest income after provision for credit losses	924	915	897	2,722	2,659
Noninterest income
Trust and investment services income	117	128	135	378	404
Investment banking and debt placement fees	166	155	141	464	403
Service charges on deposit accounts	85	91	91	265	268
Operating lease income and other leasing gains	35	(6)	16	61	69
Corporate services income	52	61	54	175	163
Cards and payments income	69	71	75	202	210
Corporate-owned life insurance income	34	32	31	98	94
Consumer mortgage income	9	7	7	23	19
Mortgage servicing fees	19	22	21	61	54
Other income (a)	23	99	21	143	138
Total noninterest income	609	660	592	1,870	1,822
Noninterest expense
Personnel	553	586	559	1,733	1,669
Net occupancy	76	79	74	233	239
Computer processing	52	51	56	155	171
Business services and professional fees	43	51	49	135	140
Equipment	27	26	29	79	83
Operating lease expense	31	30	24	88	64
Marketing	26	26	34	77	85
FDIC assessment	21	21	21	63	62
Intangible asset amortization	23	25	25	77	69
OREO expense, net	3	—	3	5	8
Other expense	109	98	118	318	410
Total noninterest expense	964	993	992	2,963	3,000
Income (loss) from continuing operations before income taxes	569	582	497	1,629	1,481
Income taxes	87	103	134	252	386
Income (loss) from continuing operations	482	479	363	1,377	1,095
Income (loss) from discontinued operations, net of taxes	—	3	1	5	6
Net income (loss)	482	482	364	1,382	1,101
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	1
Net income (loss) attributable to Key	$482	$482	$364	$1,382	$1,100

Income (loss) from continuing operations attributable to Key common shareholders	$468	$464	$349	$1,334	$1,038
Net income (loss) attributable to Key common shareholders	468	467	350	1,339	1,044
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.44	$.32	$1.28	$.96
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.44	.32	1.27	.97
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.44	$.32	$1.26	$.95
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.44	.32	1.26	.96

Cash dividends declared per common share	$.17	$.12	$.095	$.395	$.275

Weighted-average common shares outstanding (000)	1,036,479	1,052,652	1,073,390	1,048,397	1,075,296
Effect of common share options and other stock awards	13,497	13,141	15,451	14,419	16,359
Weighted-average common shares and potential common shares outstanding (000) (c)	1,049,976	1,065,793	1,088,841	1,062,816	1,091,655

(a)
For the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Third Quarter 2018			Second Quarter 2018			Third Quarter 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$44,749	$495	4.39%	$45,030	$485	4.32%	$41,416	$414	3.97%
Real estate — commercial mortgage	14,268	176	4.89	14,055	172	4.89	14,850	169	4.51
Real estate — construction	1,759	22	5.05	1,789	23	4.97	2,054	23	4.51
Commercial lease financing	4,444	43	3.88	4,550	41	3.61	4,694	46	3.89
Total commercial loans	65,220	736	4.49	65,424	721	4.41	63,014	652	4.11
Real estate — residential mortgage	5,466	55	3.99	5,451	54	3.97	5,493	54	3.92
Home equity loans	11,415	137	4.80	11,601	135	4.67	12,314	136	4.41
Consumer direct loans	1,789	35	7.71	1,768	33	7.54	1,774	33	7.26
Credit cards	1,095	32	11.43	1,080	30	11.21	1,049	30	11.34
Consumer indirect loans	3,482	37	4.25	3,320	35	4.26	3,170	37	4.64
Total consumer loans	23,247	296	5.06	23,220	287	4.97	23,800	290	4.85
Total loans	88,467	1,032	4.64	88,644	1,008	4.56	86,814	942	4.31
Loans held for sale	1,117	12	4.59	1,375	16	4.50	1,607	17	4.13
Securities available for sale (b), (e)	17,631	102	2.22	17,443	97	2.13	18,574	91	1.96
Held-to-maturity securities (b)	12,065	72	2.40	12,226	72	2.36	10,469	55	2.12
Trading account assets	787	7	3.37	943	7	3.21	889	7	2.74
Short-term investments	2,928	15	1.93	2,015	8	1.76	2,166	6	1.21
Other investments (e)	685	6	3.27	710	5	3.08	728	5	2.46
Total earning assets	123,680	1,246	3.98	123,356	1,213	3.92	121,247	1,123	3.68
Allowance for loan and lease losses	(886)			(875)			(868)
Accrued income and other assets	13,935			13,897			13,977
Discontinued assets	1,186			1,241			1,417
Total assets	$137,915			$137,619			$135,773
Liabilities
NOW and money market deposit accounts	$56,391	82.58		$54,749	59.44		$53,826	37.27
Savings deposits	5,413	3.20		6,276	5.35		6,697	5.25
Certificates of deposit ($100,000 or more)	8,186	38	1.86	7,516	32	1.70	6,402	21	1.31
Other time deposits	5,026	17	1.40	4,949	16	1.22	4,664	9.81
Total interest-bearing deposits	75,016	140.74		73,490	112.61		71,589	72.40
Federal funds purchased and securities sold under repurchase agreements	552	1	1.00	1,475	5	1.41	456	—	.23
Bank notes and other short-term borrowings	596	4	2.76	1,116	7	2.27	865	3	1.49
Long-term debt (f), (g)	12,678	108	3.34	12,748	102	3.20	12,631	86	2.75
Total interest-bearing liabilities	88,842	253	1.13	88,829	226	1.02	85,541	161.75
Noninterest-bearing deposits	30,610			30,513			31,516
Accrued expense and other liabilities	2,065			2,002			2,057
Discontinued liabilities (g)	1,186			1,241			1,417
Total liabilities	122,703			122,585			120,531
Equity
Key shareholders’ equity	15,210			15,032			15,241
Noncontrolling interests	2			2			1
Total equity	15,212			15,034			15,242
Total liabilities and equity	$137,915			$137,619			$135,773
Interest rate spread (TE)			2.85%			2.90%			2.93%
Net interest income (TE) and net interest margin (TE)		993	3.18%		987	3.19%		962	3.15%
TE adjustment (b)		7			8			14
Net interest income, GAAP basis		$986			$979			$948

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2018, and June 30, 2018, and 35% for the three months ended September 30, 2017.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $128 million, $126 million, and $117 million of assets from commercial credit cards for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Nine months ended September 30, 2018			Nine months ended September 30, 2017
	Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$44,178	$1,414	4.28%	$40,700	$1,196	3.93%
Real estate — commercial mortgage	14,137	513	4.85	15,043	520	4.62
Real estate — construction	1,834	67	4.88	2,203	80	4.86
Commercial lease financing	4,552	125	3.67	4,673	140	3.99
Total commercial loans	64,701	2,119	4.38	62,619	1,936	4.13
Real estate — residential mortgage	5,466	163	3.97	5,507	160	3.88
Home equity loans	11,629	406	4.67	12,465	402	4.32
Consumer direct loans	1,774	101	7.59	1,760	94	7.10
Credit cards	1,085	92	11.32	1,053	88	11.15
Consumer indirect loans	3,363	107	4.27	3,081	112	4.85
Total consumer loans	23,317	869	4.98	23,866	856	4.79
Total loans	88,018	2,988	4.54	86,485	2,792	4.31
Loans held for sale	1,226	40	4.40	1,293	39	4.01
Securities available for sale (b), (e)	17,653	294	2.14	18,582	276	1.96
Held-to-maturity securities (b)	12,111	213	2.35	10,311	161	2.08
Trading account assets	879	21	3.19	966	21	2.84
Short-term investments	2,334	31	1.76	1,918	14	1.00
Other investments (e)	706	17	3.10	708	12	2.20
Total earning assets	122,927	3,604	3.90	120,263	3,315	3.68
Allowance for loan and lease losses	(879)			(862)
Accrued income and other assets	13,966			13,801
Discontinued assets	1,243			1,477
Total assets	$137,257			$134,679
Liabilities
NOW and money market deposit accounts	$54,891	187.46		$54,178	103.25
Savings deposits	5,971	13.28		6,635	10.19
Certificates of deposit ($100,000 or more)	7,563	97	1.72	6,050	56	1.24
Other time deposits	4,947	46	1.25	4,673	27.78
Total interest-bearing deposits	73,372	343.63		71,536	196.37
Federal funds purchased and securities sold under repurchase agreements	1,146	10	1.22	570	1.27
Bank notes and other short-term borrowings	1,015	17	2.19	1,291	12	1.27
Long-term debt (f), (g)	12,631	302	3.17	11,510	228	2.66
Total interest-bearing liabilities	88,164	672	1.02	84,907	437.69
Noninterest-bearing deposits	30,701			31,123
Accrued expense and other liabilities	2,102			1,962
Discontinued liabilities (g)	1,243			1,478
Total liabilities	122,210			119,470
Equity
Key shareholders’ equity	15,045			15,208
Noncontrolling interests	2			1
Total equity	15,047			15,209
Total liabilities and equity	$137,257			$134,679
Interest rate spread (TE)			2.88%			2.99%
Net interest income (TE) and net interest margin (TE)		2,932	3.17%		2,878	3.19%
TE adjustment (b)		23			39
Net interest income, GAAP basis		$2,909			$2,839

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% and 35% for the nine months ended September 30, 2018, and September 30, 2017, respectively.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $125 million and $116 million of assets from commercial credit cards for the nine months ended September 30, 2018, and September 30, 2017, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
Personnel (a)	$553	$586	$559	$1,733	$1,669
Net occupancy	76	79	74	233	239
Computer processing	52	51	56	155	171
Business services and professional fees	43	51	49	135	140
Equipment	27	26	29	79	83
Operating lease expense	31	30	24	88	64
Marketing	26	26	34	77	85
FDIC assessment	21	21	21	63	62
Intangible asset amortization	23	25	25	77	69
OREO expense, net	3	—	3	5	8
Other expense	109	98	118	318	410
Total noninterest expense	$964	$993	$992	$2,963	$3,000
Average full-time equivalent employees (b)	18,150	18,376	18,548	18,354	18,427

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
Salaries and contract labor	$335	$341	$339	$1,015	$995
Incentive and stock-based compensation	138	147	134	430	398
Employee benefits	79	82	81	266	256
Severance	1	16	5	22	20
Total personnel expense	$553	$586	$559	$1,733	$1,669

Merger-Related Charges
(in millions)

	Three months ended			Nine months ended
	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
Personnel	—	—	$25	—	$86
Net occupancy	—	—	(2)	—	2
Business services and professional fees	—	—	2	—	13
Computer processing	—	—	4	—	11
Marketing	—	—	5	—	17
Other nonpersonnel expense	—	—	2	—	32
Total merger-related charges	—	—	$36	—	$161

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Loan Composition
(dollars in millions)

				Percent change 9/30/2018 vs.
	9/30/2018	6/30/2018	9/30/2017	6/30/2018	9/30/2017
Commercial and industrial (a)	$45,023	$44,569	$41,147	1.0%	9.4%
Commercial real estate:
Commercial mortgage	14,716	14,162	14,929	3.9	(1.4)
Construction	1,763	1,736	1,954	1.6	(9.8)
Total commercial real estate loans	16,479	15,898	16,883	3.7	(2.4)
Commercial lease financing (b)	4,470	4,509	4,716	(.9)	(5.2)
Total commercial loans	65,972	64,976	62,746	1.5	5.1
Residential — prime loans:
Real estate — residential mortgage	5,497	5,452	5,476.8		.4
Home equity loans	11,339	11,519	12,238	(1.6)	(7.3)
Total residential — prime loans	16,836	16,971	17,714	(.8)	(5.0)
Consumer direct loans	1,807	1,785	1,789	1.2	1.0
Credit cards	1,098	1,094	1,045.4		5.1
Consumer indirect loans	3,555	3,396	3,198	4.7	11.2
Total consumer loans	23,296	23,246	23,746.2		(1.9)
Total loans (c)	$89,268	$88,222	$86,492	1.2%	3.2%

(a)	Loan balances include $129 million, $128 million, and $118 million of commercial credit card balances at September 30, 2018, June 30, 2018, and September 30, 2017, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $12 million, $16 million, and $31 million at September 30, 2018, June 30, 2018, and September 30, 2017, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
Total loans exclude loans of $1.1 billion at September 30, 2018, $1.2 billion at June 30, 2018, and $1.4 billion at September 30, 2017, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 9/30/2018 vs.
	9/30/2018	6/30/2018	9/30/2017	6/30/2018	9/30/2017
Commercial and industrial	$97	$217	$34	(55.3)%	185.3%
Real estate — commercial mortgage	1,433	1,139	1,246	25.8	15.0
Commercial lease financing	1	4	1	(75.0)	—
Real estate — residential mortgage	87	58	60	50.0	45.0
Total loans held for sale (a)	$1,618	$1,418	$1,341	14.1%	20.7%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $87 million at September 30, 2018, $58 million at June 30, 2018, and $60 million at September 30, 2017.

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	3Q18	2Q18	1Q18	4Q17	3Q17
Balance at beginning of period	$1,418	$1,667	$1,107	$1,341	$1,743
New originations	2,976	2,665	3,280	3,566	2,855
Transfers from (to) held to maturity, net	4	(4)	(14)	(10)	(63)
Loan sales	(2,491)	(2,909)	(2,705)	(3,783)	(3,191)
Loan draws (payments), net	(289)	(1)	(1)	(7)	(3)
Balance at end of period (a)	$1,618	$1,418	$1,667	$1,107	$1,341

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $87 million at September 30, 2018, $58 million at June 30, 2018, $47 million at March 31, 2018, $71 million at December 31, 2017, and $60 million at September 30, 2017.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
Average loans outstanding	$88,467	$88,644	$86,814	$88,018	$86,485
Allowance for loan and lease losses at beginning of period	$887	$881	$870	$877	$858
Loans charged off:
Commercial and industrial	38	39	29	114	101

Real estate — commercial mortgage	6	2	6	9	9
Real estate — construction	—	—	2	—	2
Total commercial real estate loans	6	2	8	9	11
Commercial lease financing	4	4	1	9	9
Total commercial loans	48	45	38	132	121
Real estate — residential mortgage	2	—	—	3	2
Home equity loans	4	6	6	14	23
Consumer direct loans	10	9	8	27	26
Credit cards	10	12	11	34	34
Consumer indirect loans	7	7	8	22	24
Total consumer loans	33	34	33	100	109
Total loans charged off	81	79	71	232	230
Recoveries:
Commercial and industrial	5	7	25	18	32

Real estate — commercial mortgage	1	1	1	2	1
Real estate — construction	—	—	—	1	1
Total commercial real estate loans	1	1	1	3	2
Commercial lease financing	3	—	3	4	5
Total commercial loans	9	8	29	25	39
Real estate — residential mortgage	2	—	1	2	4
Home equity loans	3	3	4	9	12
Consumer direct loans	1	2	1	5	4
Credit cards	2	2	1	5	4
Consumer indirect loans	4	4	3	12	11
Total consumer loans	12	11	10	33	35
Total recoveries	21	19	39	58	74
Net loan charge-offs	(60)	(60)	(32)	(174)	(156)
Provision (credit) for loan and lease losses	60	66	42	184	178
Allowance for loan and lease losses at end of period	$887	$887	$880	$887	$880

Liability for credit losses on lending-related commitments at beginning of period	$58	$60	$48	$57	$55
Provision (credit) for losses on lending-related commitments	2	(2)	9	3	2
Liability for credit losses on lending-related commitments at end of period (a)	$60	$58	$57	$60	$57

Total allowance for credit losses at end of period	$947	$945	$937	$947	$937

Net loan charge-offs to average total loans	.27%	.27%	.15%	.26%	.24%
Allowance for loan and lease losses to period-end loans	.99	1.01	1.02	.99	1.02
Allowance for credit losses to period-end loans	1.06	1.07	1.08	1.06	1.08
Allowance for loan and lease losses to nonperforming loans	137.5	162.8	170.2	137.5	170.2
Allowance for credit losses to nonperforming loans	146.8	173.4	181.2	146.8	181.2

Discontinued operations — education lending business:
Loans charged off	$4	$3	$10	$11	$20
Recoveries	1	1	2	4	6
Net loan charge-offs	$(3)	$(2)	$(8)	$(7)	$(14)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	3Q18	2Q18	1Q18	4Q17	3Q17
Net loan charge-offs	$60	$60	$54	$52	$32
Net loan charge-offs to average total loans	.27%	.27%	.25%	.24%	.15%
Allowance for loan and lease losses	$887	$887	$881	$877	$880
Allowance for credit losses (a)	947	945	941	934	937
Allowance for loan and lease losses to period-end loans	.99%	1.01%	1.00%	1.01%	1.02%
Allowance for credit losses to period-end loans	1.06	1.07	1.07	1.08	1.08
Allowance for loan and lease losses to nonperforming loans (b)	137.5	162.8	162.8	174.4	170.2
Allowance for credit losses to nonperforming loans (b)	146.8	173.4	173.9	185.7	181.2
Nonperforming loans at period end (b)	$645	$545	$541	$503	$517
Nonperforming assets at period end (b)	674	571	569	534	556
Nonperforming loans to period-end portfolio loans (b)	.72%	.62%	.61%	.58%	.60%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.75	.65	.65	.62	.64

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $606 million, $629 million, $690 million, $738 million, and $783 million of purchased credit impaired loans at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Commercial and industrial	$227	$178	$189	$153	$169

Real estate — commercial mortgage	98	42	33	30	30
Real estate — construction	2	2	2	2	2
Total commercial real estate loans	100	44	35	32	32
Commercial lease financing	10	21	5	6	11
Total commercial loans	337	243	229	191	212
Real estate — residential mortgage	62	55	59	58	57
Home equity loans	221	222	229	229	227
Consumer direct loans	4	4	4	4	3
Credit cards	2	2	2	2	2
Consumer indirect loans	19	19	18	19	16
Total consumer loans	308	302	312	312	305
Total nonperforming loans (a)	645	545	541	503	517
OREO	28	26	28	31	39
Other nonperforming assets	1	—	—	—	—
Total nonperforming assets (a)	$674	$571	$569	$534	$556
Accruing loans past due 90 days or more	$87	$103	$82	$89	$86
Accruing loans past due 30 through 89 days	368	429	305	359	329
Restructured loans — accruing and nonaccruing (b)	366	347	317	317	315
Restructured loans included in nonperforming loans (b)	211	184	179	189	187
Nonperforming assets from discontinued operations — education lending business	6	6	6	7	8
Nonperforming loans to period-end portfolio loans (a)	.72%	.62%	.61%	.58%	.60%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.75	.65	.65	.62	.64

(a)
Nonperforming loan balances exclude $606 million, $629 million, $690 million, $738 million, and $783 million of purchased credit impaired loans at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	3Q18	2Q18	1Q18	4Q17	3Q17
Balance at beginning of period	$545	$541	$503	$517	$507
Loans placed on nonaccrual status	263	175	182	137	181
Charge-offs	(81)	(78)	(70)	(67)	(71)
Loans sold	—	(1)	—	—	(1)
Payments	(57)	(33)	(29)	(52)	(32)
Transfers to OREO	(5)	(5)	(4)	(8)	(10)
Loans returned to accrual status	(20)	(54)	(41)	(24)	(57)
Balance at end of period (a)	$645	$545	$541	$503	$517

(a)
Nonperforming loan balances exclude $606 million, $629 million, $690 million, $738 million, and $783 million of purchased credit impaired loans at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

KeyCorp Reports Third Quarter 2018 Profit
October 18, 2018

Line of Business Results
(dollars in millions)

						Percent change 3Q18 vs.
	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17
Key Community Bank
Summary of operations
Total revenue (TE)	$994	$997	$959	$961	$945	(.3)%	5.2%
Provision for credit losses	43	38	48	57	59	13.2	(27.1)
Noninterest expense	635	640	653	665	626	(.8)	1.4
Net income (loss) attributable to Key	241	243	197	152	163	(.8)	47.9
Average loans and leases	47,862	47,985	47,683	47,408	47,614	(.3)	.5
Average deposits	82,259	80,930	79,945	80,352	79,563	1.6	3.4
Net loan charge-offs	43	34	42	35	41	26.5	4.9
Net loan charge-offs to average total loans	.36%	.28%	.36%	.29%	.34%	N/A	N/A
Nonperforming assets at period end	$467	$468	$425	$405	$427	(.2)	9.4
Return on average allocated equity	19.80%	20.05%	16.51%	12.46%	13.39%	N/A	N/A
Average full-time equivalent employees	10,529	10,619	10,666	10,629	10,696	(.8)	(1.6)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$574	$542	$558	$605	$561	5.9%	2.3%
Provision for credit losses	20	28	14	(6)	(11)	(28.6)	N/M
Noninterest expense	316	325	312	352	303	(2.8)	4.3
Net income (loss) attributable to Key	199	167	208	223	190	19.2	4.7
Average loans and leases	39,714	39,709	38,257	37,457	38,021	—	4.5
Average loans held for sale	1,042	1,299	1,118	1,345	1,521	(19.8)	(31.5)
Average deposits	21,056	21,057	20,815	21,558	21,559	—	(2.3)
Net loan charge-offs	19	26	11	16	(9)	(26.9)	N/M
Net loan charge-offs to average total loans	.19%	.26%	.12%	.17%	(.09)%	N/A	N/A
Nonperforming assets at period end	$196	$91	$127	$109	$106	115.4	84.9
Return on average allocated equity	26.91%	22.80%	29.49%	31.51%	27.08%	N/A	N/A
Average full-time equivalent employees	2,546	2,537	2,543	2,418	2,460.4		3.5
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful